Co. ID: 10647 **RESTRICTED STOCK**

NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
INCORPORATED UNDER BUSINESS CORPORATIONS ACT

(Alberta)

NUMBER [redacted]

SHARES [redacted]

PANOSHAN MARKETING CORP.

AUTHORIZED COMMON STOCK: UNLIMITED SHARES
NO PAR VALUE

The shares represented by this certificate [illegible] under the Securities Act of 1933, as amended. The [illegible] sold [illegible] for investment and may not be offered, [illegible] registration statement [illegible] absence of an effective registration [illegible] requirements [illegible] exemption from the registration [illegible] transfer [illegible] applicable to the shares, as to which a [illegible] respect to the [illegible] of said act that [illegible] required by the issuer or the transfer [illegible] opinion of counsel may be [illegible]

This Certifies that PUROIL TECHNOLOGY INC

Is The Record Holder Of * FIVE MILLION FOUR HUNDRED THOUSAND *

Shares of PANOSHAN MARKETING CORP. Common Stock

transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated: JULY 1, 2004

SECRETARY

PANOSHAN MARKETING CORP. CORPORATE Seal INCORPORATED UNDER BUSINESS CORPORATIONS ACT (ALBERTA)

PRESIDENT

COUNTERSIGNED & REGISTERED

INTERWEST TRANSFER CO. INC. P.O. BOX 17136 / SALT LAKE CITY, UTAH 84117

COUNTERSIGNED Transfer Agent-Authorized Signature